UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 20, 2019

CREDIT ACCEPTANCE CORPORATION
(Exact name of registrant as specified in its charter)

Michigan	000-20202	38-1999511
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25505 West Twelve Mile Road
Southfield, Michigan		48034-8339
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:   248-353-2700

Not Applicable
(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	CACC	The Nasdaq Stock Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 20, 2019, Credit Acceptance Corporation (referred to as the “Company,” “we,” “our,” or “us”) announced that Jonathan Lum, age 42, was named Chief Operating Officer. Mr. Lum has been with the Company since 2002 in a number of roles, starting in the finance department and moving up to Accounting Manager before being promoted to Director – Projects and Support in 2007 and Director – Policy Compliance in 2008. Mr. Lum was promoted to Vice President – Internal Audit and Compliance in 2009, and to his most recent role of Senior Vice President – Dealer Service Center in 2011.

There are no relationships, arrangements or understandings between Mr. Lum and any other persons that are required to be disclosed pursuant to Item 401(b) or Item 401(d) of Regulation S-K, and Mr. Lum has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with the appointment of Mr. Lum as Chief Operating Officer, the Compensation Committee approved an award of 300 restricted stock units (“RSUs”) to Mr. Lum to supplement an existing four year performance award granted in 2017. The supplemental grant of 300 RSUs is subject to the terms of the Credit Acceptance Corporation Amended and Restated Incentive Compensation Plan and vests over a one year period starting in 2020, subject to the achievement of pre-determined performance metrics.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREDIT ACCEPTANCE CORPORATION

Date: May 23, 2019	By:	/s/ Kenneth S. Booth
Kenneth S. Booth
Chief Financial Officer